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                 Home Equity Loan-Backed Term Notes, GMACM Series 2003-HE1
                                                          Payment Date             02/25/2004

Servicing Certificate               Group 1
Beginning Pool Balance                                  503,745,484.05
Beginning PFA                                                     0.00
Ending Pool Balance                                     505,382,891.23
Ending PFA Balance                                                   -
Principal Collections                                    20,754,843.93
Principal Draws                                          13,738,767.30
Net Principal Collections                                            -
Active Loan Count                                               17,719

Interest Collections                                      1,937,884.97

Additional Mortgage Loans - Revolving Period              8,699,951.65
Additional Mortgage Loans - Due to Funding Event                  0.00

Net WAC Rate                                                  4.87318%
Substitution Adjustment Amount                                    0.00

Excess Cash                                               1,305,655.44

                             Beginning        Ending                                                 Interest    Security
Term Notes                    Balance        Balance         Factor        Principal       Interest   Shortfalls       %    Coupon
----------                    -------        -------         ------        ---------      ---------  ----------      -       -----
Class A-1                     200,000,000.00 200,000,000.00      1.0000000   0.00        198,333.33  0.00        39.20%    1.190%
Class A-2                     150,000,000.00 150,000,000.00      1.0000000   0.00        153,750.00  0.00        29.40%    1.230%
Class A-3                     160,236,000.00 160,236,000.00      1.0000000   0.00        184,271.40  0.00        31.40%    1.380%
Variable Pay Revolving Notes    595,719.04   0.00      0.0000000   595,719.04              695.01    0.00         0.00%    1.400%
Certificates                     -              -               -              -         709,936.40 -            -         -

Beginning Overcollateralization Amount                    1,968,280.96
Overcollateralization Amount Increase (Decrease)            595,719.04
Outstanding Overcollateralization Amount                  2,564,000.00
Target Overcollateralization Amount                       2,564,000.00

Credit Enhancement Draw Amount                                    0.00
Unreimbursed Prior Draws                                          0.00


                                                                              Number                            Percent
                                                               Balance       of Loans                          of Balance
Delinquent Loans (30 Days)*                               1,383,457.78          58                               0.27%
Delinquent Loans (60 Days)*                                 500,168.37          13                               0.10%
Delinquent Loans (90 Days)*                                 324,229.40           7                               0.06%
Delinquent Loans (120 Days)*                                121,326.71           6                               0.02%
Delinquent Loans (150 Days)*                                 17,844.31           1                               0.00%
Delinquent Loans (180+ Days)*                                        -           2                               0.00%
REO                                                                  -           0                               0.00%
Bankruptcy                                                  259,692.48           5                               0.05%
Foreclosures                                                100,000.00           1                               0.02%

*Delinquency Figures Do Not include Bankruptcy, Foreclosure, and REO.
                     ------

                                     Liquidation To-Date
Beginning Loss Amount                                        53,777.71
Current Month Loss Amount                                    46,467.84
Current Month Recoveries                                          0.00
                                    -----------------------------------
Ending Loss Amount                                          100,245.55                              0.02%

                                     Recovery To-Date
Beginning Recovery Amount                                         0.00
Current Month Recovery Amount                                     0.00
                                    -----------------------------------
Ending Recovery Amount                                            0.00


                                              Special Hazard                           Fraud          Bankruptcy
Beginning Amount                                                  0.00                0.00              0.00
Current Month Loss Amount                                         0.00                0.00              0.00
Ending Amount                                                        -                   -                 -

Extraordinary Event Losses                                        0.00
Excess Loss Amounts                                               0.00

Capitalized Interest Account
Beginning Balance                                                 0.00
Withdraw relating to Collection Period                            0.00
Interest Earned (Zero, Paid to Funding Account)                   0.00
To close Capitalized Interest Account - balance due GMAC Mortgage 0.00
                                    -----------------------------------
Total Ending Capitalized Interest Account Balance as of Payment Da0.00
Interest earned for Collection Period                             0.00
Interest withdrawn related to prior Collection Period             0.00


Prefunding Account
Beginning Balance 0.00 Additional Purchases during Revolving Period 0.00 To adjust initial prefunding deposit amount 0.00 To close prefunding remaining balance transferred to funding accou0.00 Excess of Draws over Principal Collections 0.00
                                    -----------------------------------
Total Ending Balance as of Payment Date                           0.00
Interest earned for Collection Period                             0.00
Interest withdrawn related to prior Collection Period             0.00

Funding Account
Beginning Funding Account Balance                         9,054,515.95
Deposit to Funding Account                                7,062,544.47
Excess Of Draws over Principal Collections                        0.00
Payment for Additional Purchases                          8,699,951.65
Prefunding balance sent to Funding account                        0.00
Add Variable Funding Note                                         0.00
                                    -----------------------------------
Ending Funding Account Balance as of Payment Date         7,417,108.77
Interest earned for Collection Period                           242.76
Interest withdrawn related to prior Collection Period           660.88

Cuurent Month Repurchases Units                                      0
Cuurent Month Repurchases ($)                                        -


Bullet Termination Events                         Yes/No
-------------------------                         ------
1) Term Notes have been downgraded below AAA/Aaa by S&P
    and Moodys, respectively                        No

2) Trust failed to receive advance of funds from VPRN holder or failed to issue and sell an additional VPRN No

3)  Enhancer Default has occurred and is continuing No

4-A) For 3 consecutive months, the average amount in the Funding Account not used to purchase additional balances or subsequent mortgage loans is greater than 30% of the amount actually used to purchase additional balances or subsequent transNor loans.

4-B) For 6 consecutive months, the average amount in the Funding Account not used to purchase additional balances or subsequent mortgage loans is greater than 20% of the amount actually used to purchase additional balances or subsequent transNor loans.

Funding Event                                     Yes/No
-------------                                     ------
Reserve Sub-Account balance is more than $2,000,000, provided that the Note Balance of the VPRN has been reduced to zero and the
Overcollateralization Target Amount has been met.   No


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